UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 12, 2006

Veridien Corporation
(Exact Name of Registrant as Specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-25555	59-3020382
(Commission File Number)	(IRS Employer Identification No.)

7600 Bryan Dairy Rd., Suite F, Largo, Florida	33777-1433
(Address of principal executive offices)	(Zip Code)
(727) 576-1600

(Registrant’s telephone number, including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
SIGNATURE

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
Convertible Securities
1.	On August 12, 2006 the Registrant entered into an arrangement with a third party, unrelated accredited investor. Pursuant to the terms of the agreement, the Registrant (i) issued a convertible debenture for cash proceeds of $500,000 and (ii) committed to issue, at the option of the investor, a similar convertible debenture in the maximum principal amount of up to an additional $500,000, if funded in cash by the investor by December 31, 2006. The debenture carries an interest rate of 8% and has a term of 3 years. The instrument is convertible into common shares, at the option of the holder, at the conversion rate of $0.036. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.
2.	On August 15, 2006 the Registrant issued a convertible debenture for cash proceeds of $10,000 to a third party, unrelated, accredited investor. This debenture carries an interest rate of 8% and has a term of 3 years. This instrument is convertible into common shares, at the option of the holder, at the conversion rate of $0.04. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIDIEN CORPORATION
Dated: August 17, 2006	By:	/s/ Sheldon C. Fenton
Sheldon C. Fenton
President & Chief Executive Officer